CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard World Fund of our reports  dated October 21, 2025, relating to the financial statements and financial highlights  of  Vanguard FTSE Social Index Fund, Vanguard Mega Cap Index Fund, Vanguard Mega Cap Value Index Fund, Vanguard ESG International Stock ETF, Vanguard ESG U.S. Stock ETF, Vanguard Extended Duration Treasury Index Fund, Vanguard U.S. Growth Fund, Vanguard International Growth Fund, Vanguard Energy Index Fund, Vanguard Materials Index Fund, Vanguard Industrials Index Fund, Vanguard Consumer Discretionary Index Fund, Vanguard Consumer Staples Index Fund, Vanguard Health Care Index Fund, Vanguard Financials Index Fund, Vanguard Information Technology Index Fund, Vanguard Communication Services Index Fund, Vanguard Utilities Index Fund, Vanguard Global Wellesley Income Fund, Vanguard ESG U.S. Corporate Bond ETF  and Vanguard Global Wellington Fund, which appear in Vanguard World Funds’ Certified Shareholder Report on Form N-CSR for the year ended August 31, 2025.  We also consent to the references to us under the headings “Financial Statements”, “Service Providers—Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

December 17, 2025

PricewaterhouseCoopers LLP, 2001 Market Street, Suite 1800, Philadelphia, PA 19103 +1 (267) 330 3000www.pwc.com